Exhibit 99.1

For Further Information Call:
Walter A. Shephard
Vice President Finance, CFO, and Treasurer
Voice: 860-704-3955
inquire@zygo.com

For Immediate Release

ZYGO ANNOUNCES FISCAL 2008 Q4 AND FULL YEAR RESULTS

MIDDLEFIELD, CT, AUGUST 14, 2008 – Zygo Corporation (NASDAQ: ZIGO) today announced net sales of $48.5 million and net earnings of $1.1 million, or $0.06 per diluted share, for the fourth quarter of fiscal 2008, as compared with net sales of $46.5 million and net earnings of $3.8 million, or $0.20 per diluted share, for the fourth quarter in fiscal 2007. The decline in net earnings is the result of higher operating expenses as the Company increased its RD&E and sales and marketing expense for the semiconductor initiatives. In addition, a greater percentage of the Company’s net sales were made through third party distribution channels, with a correspondingly higher sales and marketing expense. For fiscal 2008, the Company recorded net sales of $159.0 million and net earnings of $1.2 million, or $0.07 per diluted share, as compared with fiscal 2007 net sales of $181.0 million and net earnings of $15.1 million, or $0.81 per diluted share. Fiscal 2008 net sales decreased 12% as compared with fiscal 2007 as a result of decreases in sales in our lithography OEM and display system products.

Orders for the fourth quarter of fiscal 2008 were $40.5 million. Orders from the Company’s Metrology Division accounted for 79% of the orders received, with the Optics Division accounting for the remaining 21%. For the full fiscal year, orders were $159.1 million, with the Metrology Division accounting for 76% of the orders received, and the remaining 24% received by the Optics Division.

Bruce Robinson, ZYGO’s Chairman and CEO, stated, “Fiscal 2008 saw continued strength in our instrument and optical component product lines. It was also a year of extensive investment in technology as we continued to execute the strategic shift from OEM products and optical components to higher revenue in-line production metrology tools and electro-optical assemblies. Despite significant progress in this transition, we were negatively impacted by a reduction in capital spending by our customers in the semiconductor manufacturing and display markets. This contributed to a year-over-year revenue decline of $22.0 million in fiscal 2008, adversely affecting earnings, which was clearly a disappointment. Capital spending in the display sector showed a positive recovery in the latter half of fiscal 2008 and we entered fiscal 2009 with a strong backlog in display.”

Bruce Robinson continued, “In fiscal 2008 we made several changes. We implemented restructuring programs in the first and fourth quarters as we sized our operations to reflect the changing market conditions. Manufacturing programs aimed at driving down cost and improving productivity continue to be initiated and we are taking additional measures to offset rising costs for raw materials, energy, and transportation.”

Significant events during the fiscal year included:

•	Acquisition of the assets of Solvision, Inc., providing 3D and 2D metrology for semiconductor substrates and packages.

•	Introduction of multiple-application single sensor metrology tools for wafer measurements at 45 nanometers and below.

•	Commencement of a majority-owned joint venture in China in the latter half of fiscal 2008, to develop and assemble products designed for the local market.

•	Continued strong growth in the medical sector driven by ophthalmic applications and state-of-the-art dental device design and manufacturing.

•	Development of proprietary, high precision metrology which enables the penetration of lithographic optics markets in Asia.

•	The repurchase of 1.6 million shares, representing 9% of outstanding shares through a stock buyback program.

Commenting on fiscal 2009 expectations, Mr. Robinson said, “Despite the current slowdown in the world economy, we expect to achieve sales growth in excess of 10% in fiscal 2009, fueled by increased Metrology sales in our Display Solutions and Vision Systems groups.”

Zygo Corporation is a worldwide supplier of optical metrology instruments, precision optics, and electro-optical design and manufacturing services, serving customers in the semiconductor capital equipment and industrial markets.

Note: ZYGO’s teleconference to discuss the results of the fourth quarter of fiscal 2008 and full fiscal year will be held at 6 PM Eastern Time on August 14, 2008 and can be accessed by dialing 800-768-8804. This call is web cast live on ZYGO’s web site at www.zygo.com. The call may also be accessed for 30 days following the teleconference.

All statements other than statements of historical fact included in this news release regarding our financial position, business strategy, plans, anticipated sales, orders, profits, market acceptance, growth rates, market opportunities, and objectives of management of the Company for future operations are forward-looking statements. Forward-looking statements are intended to provide management’s current expectations or plans for the future operating and financial performance of the Company based upon information currently available and assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plans,” “strategy,” “project,” and other words of similar meaning in connection with a discussion of future operating or financial performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are fluctuations in capital spending of our customers, fluctuations in net sales to our major customer, manufacturing and supplier risks, dependence on timing and market acceptance of new product development, rapid technological and market change, risks in international operations, dependence on proprietary technology and key personnel, length of the sales cycle, environmental regulations , investment portfolio returns, and fluctuations in our stock price. Zygo Corporation undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this news release. Further information on potential factors that could affect Zygo Corporation’s business is described in our reports on file with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended June 30, 2007.

     Zygo Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

(Thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Net sales	$48,497	$46,544	$159,036	$180,988
Cost of goods sold	26,921	27,330	94,213	103,805
Gross profit	21,576	19,214	64,823	77,183

Selling, general, and administrative expenses	12,401	8,201	38,501	32,876
Research, development, and engineering expenses	6,922	5,399	24,275	22,038
Operating profit	2,253	5,614	2,047	22,269

Other income
Interest income	369	816	2,367	2,990
Miscellaneous expense	(317)	(187)	(235)	(9)
Total other income	52	629	2,132	2,981
Earnings before income taxes
and minority interest	2,305	6,243	4,179	25,250

Income taxes	(900)	(2,229)	(1,542)	(9,132)
Minority interest	(352)	(204)	(1,398)	(976)
Net earnings	$1,053	$3,810	$1,239	$15,142

Basic - Earnings per share	$0.06	$0.21	$0.07	$0.83
Diluted - Earnings per share	$0.06	$0.20	$0.07	$0.81

Weighted average shares outstanding:
Basic	16,730	18,217	17,295	18,156
Diluted	17,131	18,677	17,648	18,601

Zygo Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

(Thousands of dollars)	June 30, 2008	June 30, 2007
Assets
Current assets:
Cash and cash equivalents	$26,421	$17,826
Marketable securities	17,639	29,453
Receivables, net	31,036	32,476
Inventories	37,542	43,048
Prepaid expenses	2,230	2,240
Income tax receivable	241	-
Deferred income taxes	12,143	15,077
Total current assets	127,252	140,120

Marketable securities	6,963	22,879
Property, plant, and equipment, net	36,371	36,349
Deferred income taxes	8,904	5,700
Intangible assets, net	9,522	6,110
Long term income tax receivable	616	-
Other assets	380	436
Total assets	$190,008	$211,594

Liabilities and Stockholders' Equity
Current liabilities:
Payables	$7,955	$8,720
Accrued expenses	14,414	22,463
Income taxes payable	-	1,103
Deferred income taxes	32	-
Total current liabilities	22,401	32,286

Other long-term liabilities	844	555
Long term income tax payable	1,973	-
Minority interest	1,844	976
Stockholders' equity	162,946	177,777
Total liabilities and stockholders' equity	$190,008	$211,594